Exhibit 4.5

EXECUTION COPY

WORLD’S FOREMOST BANK

Servicer

WFB FUNDING, LLC

Transferor

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

on behalf of the Series 2004-1 Certificateholders

SERIES 2004-1 SUPPLEMENT

Dated as of April 14, 2004

to

AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of February 4, 2003

CABELA’S MASTER CREDIT CARD TRUST

Series 2004-1

-i-

EXHIBITS
EXHIBIT A	Form of Certificate
EXHIBIT B	Form of Monthly Certificateholders’ Statement

SERIES 2004-1 SUPPLEMENT, dated as of April 14, 2004 (as modified, supplemented or amended from time to time, this “Series Supplement”), by and among WORLD’S FOREMOST BANK, a Nebraska state banking corporation, as Servicer, WFB FUNDING, LLC, a Nebraska limited liability company, as Transferor and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Amended and Restated Pooling and Servicing Agreement, dated as of February 4, 2003, among the Servicer, the Transferor and the Trustee (as modified, supplemented or amended from time to time, the “Agreement”).

Section 6.09 of the Agreement provides, among other things, that the Transferor, the Servicer and the Trustee may at any time and from time to time enter into a Supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

Pursuant to this Series Supplement, the Transferor and the Trust shall create a new Series of Investor Certificates and shall specify the principal terms thereof.

ARTICLE I

SECTION 1.  Designation.

(a)        There is hereby created a Series consisting of an Investor Certificate to be issued pursuant to the Agreement and this Series Supplement to be known as the “Series 2004-1 Certificate.” The Series 2004-1 Certificate shall consist of a single class designated as Asset Backed Certificate, Series 2004-1 (the “Series 2004-1 Certificate”). The Series 2004-1 Certificate shall be issued as one definitive certificate substantially in the form of Exhibit A to this Series Supplement.

(b)        Series 2004-1 shall be included in Group One (as defined below) and shall be an Excess Allocation Series. Series 2004-1 shall not be subordinated to any other Series.

(c)        Except as expressly provided herein, (i) the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and the opinion described in clauses (a) and (c) of the definition of Tax Opinion in Section 1.01 of the Agreement shall not be applicable to the Series 2004-1 Certificate, and (ii) the provisions of Section 3.07 of the Agreement shall not apply to cause the Series 2004-1 Certificate to be treated as debt for federal, state and local income and franchise tax purposes, but rather the Transferor intends and, together with the Series 2004-1 Certificateholders, agrees to treat the Series 2004-1 Certificate for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

(d)        This Series Supplement is the Series 2004-1 Supplement referred to in the Trust Agreement of the Cabela’s Credit Card Master Note Trust, dated as of April 14, 2004, among WFB Funding, LLC, as Transferor and Wachovia Bank of Delaware, as owner trustee.

SECTION 2.  Definitions.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsection of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Series 2004-1 Certificate and no other Series of Certificates issued by the Trust.

“Accumulation Period” with respect to Series 2004-1 shall mean, solely for the purposes of the definition of Group One Monthly Principal Payment as such term is defined in each Supplement relating to Group One, the Revolving Period.

“Aggregate Allocation Amount” shall have the meaning specified in the Indenture.

“Allocation Reset Date” shall mean, with respect to any Monthly Period, any date on which (a) an Addition Date occurs, (b) a Removal Date occurs or (c) the Investor Interest is increased as a result of the issuance of a new Series or Class of Notes or the increase or decrease in the note principal balance or allocation amount for a variable funding series.

“Available Series 2004-1 Finance Charge Collections” shall mean, with respect to any Monthly Period or portion thereof, an amount equal to the sum of (a) the Collections of Finance Charge Receivables allocated to Series 2004-1 and deposited in the Finance Charge Account pursuant to Section 4.05 of the Agreement with respect to such Monthly Period plus (b) Shared Excess Finance Charge Collections with respect to all Excess Allocation Series allocated to the Series 2004-1 Certificates and deposited in the Finance Charge Account for such Monthly Period plus (c) Principal Account Investment Proceeds to be treated as Available Series 2004-1 Finance Charge Collections for such Monthly Period pursuant to subsection 4.02(e) of the Agreement as amended by subsection 5(b) of this Series Supplement, plus (d) Finance Charge Account Investment Proceeds to be treated as Available Series 2004-1 Finance Charge Collections for such Monthly Period pursuant to subsection 4.02(e) of the Agreement as amended by subsection 5(b) of this Series Supplement plus (e) Pre-Funding Account Investment Proceeds to be treated as Available Series 2004-1 Finance Charge Collections for such Monthly Period plus (f) Reserve Account Investment Proceeds to be treated as Available Series 2004-1 Finance Charge Collections for such Monthly Period plus (g) amounts withdrawn from the Reserve Account to be applied as Available Series 2004-1 Finance Charge Collections pursuant to Section 4.10(e) of the Agreement.

“Available Series 2004-1 Principal Collections” shall mean, with respect to any Monthly Period or portion thereof, an amount equal to the sum of (a) an amount equal to the Investor Percentage on each Business Day during such period of all Principal Collections received during such period plus (b) the aggregate Shared Principal Collections allocated to the Series 2004-1 Certificate pursuant to Section 4.07 of the Agreement with respect to such period plus (c) on and after the Pay Out Commencement Date, any amount on deposit in the Pre-Funding Account, in accordance with subsection 4.09(c) of the Agreement.

“Certificateholder Servicing Fee” shall have the meaning specified in subsection 3(a).

“Closing Date” shall mean April 14, 2004.

“Covered Amount” shall mean, for any Distribution Date during the Funding Period, the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360. (y) the Weighted Average Note Interest Rate as of the last day of the preceding Monthly Period and (z) the sum of the Pre-Funded Amount at the close of business on each day during the preceding Monthly Period divided by the actual number of days in such Monthly Period.

“Cumulative Series Principal Shortfall” shall mean, with respect to any Determination Date, the sum of the “Series Principal Shortfalls” (as such term is defined in each of the related Series Supplements) for such Determination Date, for each Series in Group One.

“Distribution Date” shall mean June 15, 2004, and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Finance Charge Account Investment Proceeds” shall mean, with respect to each Transfer Date, the investment earnings on deposits of Collections of Finance Charge Receivables for the related Monthly Period in the Finance Charge Account (net of investment expenses and losses) for the period from and including the first day of the related Monthly Period to but excluding such Transfer Date.

“Floating Allocation Investor Interest” shall mean, on any date of determination during any Monthly Period, an amount equal to the aggregate Available Funds Allocation Amount (as defined in the Indenture) for all series of Notes minus the Pre-Funded Amount.

“Full Investor Interest” shall mean, with respect to any Business Day, an amount equal to the sum of the Allocation Amounts for each Series of Notes Outstanding on such Business Day.

“Funding Period” shall mean (a) initially, the period from and including the Closing Date to but excluding the Funding Period Termination Date or (b) any other period designated by the Transferor pursuant to Section 4.09(e) of the Agreement and set forth on the Schedule relating to such Funding Period.

“Funding Period Termination Date” shall mean (i) with respect to the initial Funding Period, the earliest of (x) the first day on which the Investor Interest equals the Full Investor Interest; (y) the first day on which a Pay Out Event is deemed to occur; and (z) the last day of the August 2004 Monthly Period, or (ii) with respect to any subsequent Funding Period, the date designated by the Transferor pursuant to Section 4.09(e) of the Agreement and set forth on the Schedule relating to such Funding Period.

“Group One” shall mean Series 2004-1 and each other Series (including Series 2001-2, Series 2003-1 and Series 2003-2) specified in the related Supplement to be included in Group One.

“Group One Monthly Principal Payment” shall mean with respect to any Monthly Period, for all Series in Group One (including Series 2004-1) which are in an amortization period or accumulation period (as such terms are defined in the related Supplements for all Series in Group One), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its controlled amortization period (as such terms are defined in the related Supplements for all Series in Group One), (b) the Controlled Deposit Amount for the related Transfer Date for any Series (other than this Series 2004-1) in its accumulation period, other than its rapid accumulation period, if applicable (as such terms are defined in the related Supplements for all Series in Group One), (c) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in Group One in its principal amortization period or rapid amortization period (as such terms are defined in the related Supplements for all Series in Group One), (d) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in Group One in its rapid accumulation period (as such terms are defined in the related Supplements for all Series in Group One), and (e) such other amounts as may be specified in the related Supplements for all Series in Group One.

“Indenture” shall mean the Master Indenture, dated as of April 14, 2004, among Cabela’s Credit Card Master Note Trust, as Issuer, WFB, as Servicer, and U.S. Bank National Association, as Indenture Trustee, as amended and supplemented from time to time.

“Indenture Supplement” shall mean, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series under Section 2.10 of the Indenture, including all amendments thereof and supplements thereto.

“Indenture Trustee” shall mean U.S. Bank National Association.

“Initial Pre-Funded Amount” shall mean (a) with respect to the initial Funding Period, $75,000,000 or (b) for any subsequent Funding Period, the amount designated by the Transferor pursuant to Section 4.09(e) of the Agreement and set forth on the Schedule relating to such Funding Period.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) through and including the day preceding such Distribution Date.

“Interest Rate” shall have the meaning specified in the Indenture.

“Investor Default Amount” shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Investor Percentage on the day such Account became a Defaulted Account.

“Investor Interest” shall mean, with respect to any Business Day, an amount equal to the sum of the Allocation Amounts for each Series of Notes Outstanding on such Business Day minus the Pre-Funded Amount.

“Investor Percentage” shall mean, with respect to any date of determination during any Monthly Period:

(a)        when used with respect to Principal Receivables, the percentage equivalent of a fraction, the numerator of which is the Principal Allocation Investor Interest for such date and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the last day of the prior Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the day preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the first calendar month in the first Monthly Period), and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Allocation Reset Date occurs, the denominator determined pursuant to clause (a) hereof shall be, on and after such date, the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the most recently occurring Allocation Reset Date (after adjusting for the aggregate amount of Principal Receivables, if any, added to or removed from the Trust on such Allocation Reset Date).

(b)        when used with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, the percentage equivalent of a fraction, the numerator of which is the Floating Allocation Investor Interest for such date and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the first calendar month in the first Monthly Period), and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Finance Charge Receivables or Default Amounts, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Allocation Reset Date occurs, the denominator determined pursuant to clause (a) hereof shall be, on and after such date, the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the most recently occurring Allocation Reset Date (after adjusting for the aggregate amount of Principal Receivables, if any, added to or removed from the Trust on such Allocation Reset Date).

“Investor Servicing Fee” shall have the meaning specified in subsection 3(a).

“Issuer” shall mean Cabela’s Credit Card Master Note Trust.

“Monthly Certificateholder’s Statement” shall mean the statement delivered pursuant to Section 5.02 in the form of Exhibit B.

“Monthly Period” shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Series 2004-1 Certificate shall begin on and include the Closing Date and shall end on and include May 31, 2004.

“Net Servicing Fee Rate” shall mean (a) so long as WFB or an Affiliate of WFB is the Servicer, 1.25% per annum and (b) if WFB or an Affiliate of WFB is no longer the Servicer, 2.0% per annum.

“Note” or “Notes” shall mean each Note or the Notes (as defined in the Indenture) secured by the Series 2004-1 Certificate.

“Note Trust Collection Account” shall have the meaning given to the term “Collection Account” in the Indenture.

“Pay Out Commencement Date” shall mean the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 of the Agreement or a Series 2004-1 Pay Out Event is deemed to occur pursuant to Section 7 of this Series Supplement.

“Pre-Funded Amount” shall mean (a) the Initial Pre-Funded Amount, minus (b) the amount of any increases in the Invested Amount during the Funding Period pursuant to Section 4.11 of the Agreement, minus (c) the amount withdrawn from the Pre-Funding Account and applied pursuant to Section 4.09(f) of the Agreement.

“Pre-Funding Account” shall mean the account established and maintained pursuant to subsection 4.09(a) of the Agreement.

“Pre-Funding Account Investment Proceeds” shall mean, with respect to each Transfer Date, the investment earnings on the Pre-Funded Amount on deposit for the related Monthly Period in the Pre-Funding Account (net of investment expenses and losses) for the period from and including the first day of the related Monthly Period to but excluding such Transfer Date.

“Principal Account Investment Proceeds” shall mean, with respect to each Transfer Date, the investment earnings on deposits of Collections of Principal Receivables for the related Monthly Period in the Principal Account (net of investment expenses and losses) for the period from and including the first day of the related Monthly Period to but excluding such Transfer Date.

“Principal Allocation Investor Interest” shall mean, on any date of determination during any Monthly Period, an amount equal to the aggregate Principal Allocation Amounts (as defined in the Indenture) for all series of Notes minus the Pre-Funded Amount.

“Rapid Amortization Period” shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the earlier to occur of (a) the Series 2004-1 Termination Date and (b) the termination of the Trust pursuant to Section 12.01 of the Agreement.

“Rating Agency” shall mean each rating agency, as specified in the related Indenture Supplement then rating an outstanding Series or Class of Notes.

“Reserve Account” shall have the meaning set forth in subsection 4.10(a) of the Agreement.

“Reserve Account Investment Proceeds” shall mean, with respect to each Transfer Date, the investment earnings on amounts on deposit for the related Monthly Period in the Reserve Account (net of investment expenses and losses) for the period from and including the first day of the related Monthly Period to but excluding such Transfer Date.

“Reserve Account Percentage” shall mean, with respect to any Funding Period, the percentage designated by the Transferor with the prior written consent of the Rating Agencies by notice to the Trustee and the Servicer and set forth on the Schedule relating to such Funding Period.

“Revolving Period” shall mean the period commencing on the Closing Date and ending on the date that the Pay Out Commencement Date occurs.

“Schedule” shall mean each Schedule in the form of Exhibit C to this Supplement delivered by the Transferor in connection with the designation of a new Funding Period pursuant to Section 4.09(e) of the Agreement.

“Series 2004-1” shall mean the Series of the Cabela’s Master Credit Card Trust represented by the Series 2004-1 Certificate.

“Series 2004-1 Certificate” shall have the meaning specified in Section 1.

“Series 2004-1 Certificateholders” shall mean the holders of the Series 2004-1 Certificate.

“Series 2004-1 Finance Charge Shortfall” shall mean, with respect to any Transfer Date, the excess, if any, of the Finance Charge Shortfalls (as defined in the Indenture) over the Excess Finance Charge Collections (as defined in the Indenture) for the related Monthly Period.

“Series 2004-1 Pay Out Event” shall have the meaning specified in Section 7 of this Series Supplement and shall be “Series Pay Out Events” for purposes of the Agreement.

“Series 2004-1 Termination Date” shall mean the earlier to occur of (a) the date designated by the Transferor following the last Stated Maturity Date of any series or class of Notes, and (b) the Trust Termination Date.

“Series 2004-1 Deferred Initial Spread Account Amount” shall have the meaning set forth in Section 4.11 of the Agreement.

“Series 2004-1 Indenture Supplement” shall mean the Series 2004-1 Indenture Supplement to the Master Indenture, dated as of April 14, 2004, among the Issuer, WFB, as Servicer, and U.S. Bank National Association, as Indenture Trustee, as amended and supplemented from time to time.

“Series 2004-II Deferred Initial Spread Account Amount” shall have the meaning set forth in Section 4.11 of the Agreement.

“Series 2004-II Indenture Supplement” shall mean the Series 2004-II Indenture Supplement to the Master Indenture, dated as of April 14. 2004. among the Issuer, WFB, as Servicer, and U.S. Bank National Association, as Indenture Trustee, as amended and supplemented from time to time.

“Series Principal Shortfall” shall mean, with respect to any Transfer Date, the excess, if any, of the Principal Shortfalls (as defined in the Indenture) over the Shared Principal Collections (as defined in the Indenture) for the related Monthly Period.

“Series Servicing Fee Percentage” shall mean 2%.

“Servicer Interchange” shall mean, for any Monthly Period, the portion of Collections of Finance Charge Receivables allocated to the Series 2004-1 Certificates and deposited in the Finance Charge Account pursuant to subsection 3(b) hereof and payable pursuant to subsection 3(a) hereof with respect to such Monthly Period that is attributable to Allocated Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Investor Interest as of the last day of the Monthly Period immediately preceding such Monthly Period and (ii) 0.75%.

“Shared Excess Finance Charge Collections” shall mean either (a) the amount allocated to the Series 2004-1 Certificate which may be applied to the finance charge shortfall with respect to other outstanding Series in Group One or (b) the amounts allocated to the Investor Certificates of other Series in Group One which the applicable Supplement for each such Series specifies is to be treated as “Shared Excess Finance Charge Collections” and which may be applied to cover the Series 2004-1 Finance Charge Shortfall.

“Shared Principal Collections” shall mean either (a) the amount allocated to the Series 2004-I Certificate which may be applied to the series principal shortfall with respect to other outstanding Series in Group One or (b) the amounts allocated to the Investor Certificates of other Series in Group One which the applicable Supplement for each such Series specifies is to be treated as “Shared Principal Collections” and which may be applied to cover the Series Principal Shortfall with respect to the Series 2004-1 Certificate.

“Stated Maturity Date,” with respect to any Series or Class of Notes, shall have the meaning specified in the Indenture.

“Unallocated Principal Collections” shall have the meaning specified in subsection 4.05(c).

“Weighted Average Note interest Rate” shall mean, for any Distribution Date during a Funding Period, the sum of the weighted average Interest Rates of all Classes of Notes then outstanding weighted based on the note principal balance of each such Class.

“WFB” shall mean World’s Foremost Bank, a Nebraska state banking association.

SECTION 3.  Investor Servicing Fee; Interchange.

(a)        Servicing Fee.  The share of the Servicing Fee allocable to Series 2004-I with respect to any Transfer Date (the “Investor Servicing Fee”) shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Investor Interest as of the end of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $666,667. On each Transfer Date for which WFB or any of its Affiliates is the Servicer, a portion of the Allocated Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period (“Servicer Interchange”). Should the Servicer Interchange on deposit in the Finance Charge Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 0.75% of the Investor Interest as of the last day of the Monthly Period immediately preceding such Monthly Period, the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the Finance Charge Account. The share of the Investor Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the “Certificateholder Servicing Fee”) shall be equal to one-twelfth of the product of (i) the Net Servicing Fee Rate and (ii) the Investor Interest as of the end of the Monthly Period preceding such Transfer Date. Except as specifically provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Transferor or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2004-1 Certificateholders be liable therefor. The Certificateholder Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to the Indenture.

(b)        Interchange. On or before each Determination Date, the Transferor shall notify the Servicer of the amount of Allocated Interchange and the portion thereof allocable to the Series 2004-1 Certificateholders with respect to the preceding Monthly Period as determined pursuant to this subsection 3(b). The amount of Allocated Interchange allocable to the Series 2004-1 Certificateholders with respect to any Monthly Period shall be equal to the product of (i) the total amount of Allocated Interchange with respect to such Monthly Period and (ii) the Investor Percentage with regard to Finance Charge Receivables with respect to such Monthly Period. On each Transfer Date, the Transferor shall pay, or cause WFB to pay to the Servicer, and the Servicer shall deposit into the Finance Charge Account, in immediately available funds, the amount of Allocated Interchange to be so included as Collections of Finance Charge Receivables allocable to the Investor Certificates with respect to the preceding Monthly Period. The Transferor hereby assigns, sets-over, conveys, pledges and grants a security interest and lien to the Trustee for the benefit of the Series 2004-1 Certificateholders in all Allocated Interchange and the proceeds of all Allocated Interchange, as set forth in this subsection 3(b). In connection with the foregoing grant of a security interest, this Series Supplement shall constitute a security agreement under applicable law. To the extent that a Supplement for a Series, other than Series 2004-I, assigns, sets-over, conveys, pledges or grants a security interest in Allocated Interchange, all Investor Certificates of any such Series (except as otherwise specified in any such Supplement ) and the Series created pursuant to this Series Supplement shall rank pari passu and be equally and ratably entitled as provided herein to the benefits of such Allocated Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Series Supplement and such other related Supplements.

SECTION 4.  Delivery and Payment for the Series 2004-1 Certificate. (a) On or prior to the Closing Date, the Transferor shall execute and deliver the Series 2004-1 Certificate to the Trustee for authentication in accordance with Section 6.01 of the Agreement. The Trustee shall deliver such Certificate when authenticated in accordance with Section 6.02 of the Agreement.

(b)        The Series 2004-1 Certificate shall be delivered as a Registered Certificate as provided in Section 6.01 of the Agreement.

(c)        The Series 2004-1 Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(d)        When issued and sold in accordance with the terms of the Agreement, including when duly executed and authenticated by the Trustee in accordance with the terms of the Agreement and when issued and delivered against payment thereof, the Series 2004-1 Certificate will be duly and validly issued and outstanding, fully paid, non-assessable, and entitled to the benefits of the Agreement.

SECTION 5.  Article IV of Agreement. Sections 4.01, 4.02, 4.03 and 4.03A of the Agreement shall read in their entirety as provided in the Agreement. Notwithstanding any provision of the Agreement or this Series Supplement to the contrary, subsection 4.02(e) of the Agreement shall be amended to provide that on each Transfer Date the Trustee, at the Servicer’s direction given on or before such Transfer Date, shall (i) treat as Available Series 2004-1 Finance Charge Collections in accordance with subsection 4.06(a) of the Agreement Series 2004-1’s pro rata portion of Finance Charge Account Investment Proceeds with respect to such Transfer Date based on the ratio of the aggregate amount on deposit in the Finance Charge Account with respect to Series 2004-1 for the related Monthly Period at the commencement of such Transfer Date to the aggregate amount on deposit in the Finance Charge Account for the related Monthly Period at the commencement of such Transfer Date and (ii) treat as Available Series 2004-1 Finance Charge Collections in accordance with subsection 4.06(a) of the Agreement Series 2004-1’s pro rata portion of Principal Account Investment Proceeds with respect to such Transfer Date based on the ratio of the aggregate amount on deposit in the Principal Account with respect to Series 2004-1 at the commencement of such Transfer Date to the aggregate amount on deposit in the Principal Account at the commencement of such Transfer Date. Article IV of the Agreement (except for Sections 4.01. 4.02. 4.03 and 4.03A thereof) shall read in its entirety as follows and shall be applicable only to the Series 2004-1 Certificate:

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND

ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.04    Rights of Series 2004-1 Certificateholders. The Series 2004-1 Certificate shall represent undivided interests in the Trust, including the right to receive, to the extent necessary to make the required payments with respect to such Series 2004-1 Certificate at the times and in the amounts specified in the Agreement and this Series Supplement, (a) the Investor Percentage (as applicable from time to time) of Collections available in the Collection Account and (b) funds and other property on deposit in the Collection Account, the Finance Charge Account and the Principal Account. The Transferor Certificate shall not represent any interest in the Collection Account, the Finance Charge Account and the Principal Account, except as specifically provided in this Article IV.

SECTION 4.05    Collections and Allocations.

(a)        Collections. The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account allocable to the Series 2004-1 Certificate, and all funds on deposit in the Finance Charge Account and the Principal Account, as described in this Article IV.

(b)        Allocations. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

(i)        Allocate to the Series 2004-1 Certificateholders an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing and deposit such allocation in the Finance Charge Account.

(ii)       Allocate to the Series 2004-1 Certificateholders an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of such Collections processed in respect of Principal Receivables on such Date of Processing and deposit such allocation in the Principal Account.

(c)        Unallocated Principal Collections. Any Collections in respect of Principal Receivables or Finance Charge Receivables not allocated and paid to the Holder of the Transferor Certificate because of the limitations contained in subsection 4.05(b)(ii) and any amounts allocable to the Investor Certificates deposited in the Principal Account pursuant to subsections 4.03(c) and 2.04(d)(iii) (“Unallocated Principal Collections”) shall be held in the Principal Account and, prior to the commencement of the Rapid Amortization Period, shall be paid to the Holder of the Transferor Certificate when, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest. For each Distribution Date with respect to the Rapid Amortization Period, any such Unallocated Principal Collections held in the Principal Account on such Distribution Date shall be included in the funds to be distributed pursuant to Section 4.06 on such Distribution Date.

(d)        Payments. With respect to the Series 2004-1 Certificate, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsection 4.05(b), with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account and distributed on or prior to the related Transfer Date to the Series 2004-1 Certificateholders and (ii) if at any time prior to such Transfer Date the amount of Collections deposited in the Collection Account, the Finance Charge Account or the Principal Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account, the Finance Charge Account or the Principal Account, as applicable.

SECTION 4.06    Monthly Payments.

On or before each Transfer Date, the Servicer shall instruct the Trustee to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date, to the extent of Available Series 2004-1 Finance Charge Collections, the amounts required to be withdrawn from the Finance Charge Account and the Principal Account as follows:

(a)        An amount equal to the Available Series 2004-1 Finance Charge Collections deposited into the Finance Charge Account for the related Monthly Period will be paid on each Transfer Date to the Series 2004-1 Certificateholders in accordance with Section 5.01.

(b)        During the Revolving Period, an amount equal to the Available Series 2004-1 Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i)        an amount equal to the Available Series 2004-1 Principal Collections for such Transfer Date shall be paid on each Transfer Date to the Series 2004-1 Certificateholders in accordance with Section 5.01;

(ii)        an amount equal to the lesser of (A) the Available Series 2004-1 Principal Collections remaining after the application specified in subsection 4.06(b)(i) above and (B) the Cumulative Series Principal Shortfall shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 2004-1; and

(iii)       an amount equal to the excess, if any, of (A) the Available Series 2004-1 Principal Collections for such Transfer Date over (B) the applications specified in subsections 4.06(b)(i) and (ii) above shall be paid to the Holder of the Transferor Interest; provided, however, that the amount to be paid to the Holder of the Transferor Interest pursuant to this subsection 4.06(b)(iii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest on such Date of Processing is equal to or greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(c).

(c)        During the Rapid Amortization Period, an amount equal to the Available Series 2004-1 Principal Collections deposited into the Principal Account for the related Monthly Period will be distributed on each Transfer Date in the following priority:

(i)        an amount equal to the Investor Interest shall be paid on each Transfer Date to the Series 2004-1 Certificateholders in accordance with Section 5.01;

(ii)       an amount equal to the excess, if any, of (A) the Available Series 2004-1 Principal Collections over (B) the applications specified in subsection 4.06(c)(i) above shall be paid to the Holder of the Transferor Interest; provided, however, that the amount to be paid to the Holder of the Transferor Interest pursuant to this subsection 4.06(c)(ii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest on such Date of Processing is equal to or greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.03(b)) and otherwise shall be considered as Unallocated Principal Collections and deposited into the Principal Account in accordance with subsection 4.05(c).

SECTION 4.07    Shared Principal Collections.

(a)        The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal Collections allocable to Series 2004-1 on any Transfer Date shall be applied as Available Series 2004-1 Principal Collections pursuant to Section 4.06 and pursuant to such Section 4.06 shall be paid on such Transfer Date to the Series 2004-1 Certificateholder.

(b)        Shared Principal Collections allocable to Series 2004-1 with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 2004-1 for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 2004-1 on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 2004-1 for such Transfer Date and the denominator of which is the Cumulative Series Principal Shortfall for all Series in Group One for such Transfer Date.

(c)        Solely for the purpose of determining the amount of Available Series 2004-1 Principal Collections to be treated as Shared Principal Collections on any Transfer Date allocable to other Series in Group One, on each Determination Date, the Servicer shall determine the amount of Shared Principal Collections with respect to Series 2004-1 as of such Determination Date for the following Transfer Date.

SECTION 4.08      Shared Excess Finance Charge Collections. Series 2004-1 shall be an Excess Allocation Series. Subject to Section 4.03A, Shared Excess Finance Charge Collections with respect to all Excess Allocation Series for any Distribution Date will be allocated to Series 2004-1 in an amount equal to the product of (x) the aggregate amount of Shared Excess Finance Charge Collections with respect to all Excess Allocation Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2004-1 Finance Charge Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all Excess Allocation Series for such Distribution Date.

SECTION 4.09.    Pre-Funding Account. (a) The Servicer, for the benefit of the Series 2004-1 Certificateholders, shall establish and maintain or cause to be established and maintained with a Qualified Depositary, in the name of the Trustee, on behalf of the Series 2004-1 Certificateholders, the “Pre-Funding Account,” which shall be a segregated trust account with the corporate trust department of such Qualified Depositary, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Certificateholders. The Pre-Funding Account shall be an asset of the Trust, and the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Pre-Funding Account and in all proceeds thereof. The Pre-Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2004-1 Certificateholders. If, at any time, the depositary institution holding the Pre-Funding Account ceases to be a Qualified Depositary, the Trustee shall notify the Rating Agencies and within 10 Business Days establish a new Pre- Funding Account meeting the conditions specified above with a Qualified Depositary, and shall transfer any cash or any investments to such new Pre-Funding Account. From the date such new Pre-Funding Account is established, it shall be the “Pre-Funding Account.” The Trustee, at the direction of the Servicer, shall make withdrawals from the Pre-Funding Account from time to time, in the amounts and for the purposes set forth in this Section 4.09 and Section 4.11.

(b)        The Transferor hereby assigns, sets-over, conveys, pledges and grants a security interest and lien to the Trustee for the benefit of the Series 2004-1 Certificateholders, in all of the Transferor’s right, title and interest (if any) in and to the Pre-Funding Account, all property or amounts (including, without limitation, funds, checks, financial assets and other items) held or on deposit therein, and all proceeds thereof, as collateral security for the amounts payable from time to time to the Series 2004-1 Certificateholders pursuant to Article IV.

(c)       (i) Funds on deposit in the Pre-Funding Account shall at the written direction of the Servicer be invested by the Trustee in Permitted Investments; provided, however, during the initial Funding Period, an amount not to exceed $50,000,00 of the Pre-Funded Amount on deposit in the Pre-Funding Account may be invested in one or more deposits in or obligations of Wachovia Bank, National Association. Funds on deposit in the Pre-Funding Account on any Transfer Date, after giving effect to any deposits to or withdrawals from the Pre-Funding Account on or immediately prior to such

Transfer Date, shall be invested to the extent practicable in Permitted Investments that will mature so that such funds will be available for withdrawal on or as close as possible to, but in any event no later than, the following Transfer Date. Pre-Funding Account Investment Proceeds will be distributed as set forth in subsection 4.09(d). Pre-Funding Account Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Pre-Funding Account for purposes of this Agreement. Funds on deposit in the Pre-Funding Account shall be withdrawn by the Servicer and paid to the Transferor on each Distribution Date in the Funding Period to the extent of any increases in the Invested Amount pursuant to Section 4.11. If the Pay Out Commencement Date occurs during the Funding Period, the remaining Pre-Funded Amount will be applied in accordance with subsection 4.06(c) of the Agreement to make principal payments with respect to the Series 2004-1 Certificate.

(ii)        The Trustee shall maintain for the benefit of the Series 2004-1 Certificateholders possession of (1) the instruments or securities evidencing the Permitted Investments described in the definition thereof and (2) any statements, confirmations, records of account or other similar documents from any Person providing such documentation regarding any Permitted Investments described in the definition thereof not evidenced by instruments or securities, from the time of purchase thereof until the time of maturity.

(iii)       The Trustee shall hold each Permitted Investment made with funds deposited in the Pre-Funding Account that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (i) such investment property at all times shall be credited to a securities account of the Trustee, (ii) all property credited to such securities account shall be treated as a financial asset, (iii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (vi) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), and (vii) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York. The Trustee shall maintain possession of each other Permitted Investment made with funds deposited in the Pre-Funding Account in the State of Minnesota, separate and apart from all other property held by the Trustee. Notwithstanding any other provision of this Series Supplement, the Trustee shall not hold any Permitted Investment made with funds deposited in the Pre-Funding Account through an agent except as expressly permitted by this Section 4.09. Each term used in this Section 4.09 and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

(d)       On each Transfer Date occurring in the Funding Period, the Trustee, acting at the Servicer’s direction given on or before such Transfer Date, shall transfer from the

Pre-Funding Account to the Finance Charge Account the Pre-Funding Account Investment Proceeds on deposit in the Pre-Funding Account, for application as Available Series 2004-1 Finance Charge Collections.

(e)        A new Funding Period may be designated by the Transferor upon (i) delivery of a new Schedule to the Trustee and Servicer and (ii) satisfaction of the following conditions:

(i)        delivery to the Trustee, the Issuer and the Indenture Trustee of an Opinion of Counsel to the effect that such Funding Period and Pre-Funded Amount will not result in the Trust or the Issuer being in violation of the Investment Company Act and the rules promulgated pursuant thereto;

(ii)       Rating Agency Condition (as defined in the Indenture) with respect to each Rating Agencies then rating any Series or Class of Notes;

(iii)      delivery to the Trustee, the Issuer and the Indenture Trustee of the prior written consent of each Series Enhancer ( as defined in the Indenture);

(iv)      delivery to the Trustee, the Issuer and the Indenture Trustee of an Officer’s Certificate of the Transferor dated as of the date of such designation stating that in the reasonable belief of the Transferor such designation will not (A) cause a Pay Out Event and (B) have an Adverse Effect (as defined in the Indenture); and

(v)       delivery of notice to the Trustee, the Issuer, the Indenture Trustee and the Servicer.

Upon satisfaction of such conditions precedent, the new Funding Period shall be designated and the Schedule related to such Funding Period shall be attached to this Agreement and incorporated herein without any further action required by the parties hereto or the Series 2004-1 Certificateholders.

(f)        In the event that the Pre-Funded Amount exceeds zero at the end of a Funding Period, on the first Distribution Date on or after the last day of such Funding Period the Servicer shall apply or shall cause the Trustee to withdraw the Pre-Funded Amount from the Pre-Funding Account and deposit such amount in to the Note Trust Collection Account for application as Pre-Funding Proceeds (as defined in the Indenture) pursuant to Section 8.04 of the Indenture.

SECTION 4.10.       Reserve Account.  (a) The Servicer, for the benefit of the Series 2004-1 Certificateholders, shall establish and maintain or cause to be established and maintained with a Qualified Depositary, in the name of the Trustee, on behalf of the Series 2004-1 Certificateholders, the “Reserve Account,” which shall be a segregated trust account with the corporate trust department of such Qualified Depositary, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-I Certificateholders. The Reserve Account shall be an asset of the Trust, and the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2004-1 Certificateholders. If, at any time, the depositary institution holding the Reserve Account ceases to be a Qualified Depositary, the Trustee shall notify the Rating Agencies and within 10 Business Days establish a new Reserve Account meeting the conditions specified above with a Qualified Depositary, and shall transfer any cash or any investments to such new Reserve Account. From the date such new Reserve Account is established, it shall be the “Reserve Account.” The Trustee, at the direction of the Servicer, shall make withdrawals from the Reserve Account from time to time, in the amounts and for the purposes set forth in this Section 4.10.

(b)       The Transferor hereby assigns, sets-over, conveys, pledges and grants a security interest and lien to the Trustee for the benefit of the Series 2004-1 Certificateholders in all of the Transferor’s right, title and interest (if any) in and to the Reserve Account, all property or amounts (including, without limitation, funds, checks, financial assets and other items) held or on deposit therein, and all proceeds thereof, as collateral security for the amounts payable from time to time to the Series 2004-1 Certificateholders pursuant to Article IV.

(c)       (i)       Funds on deposit in the Reserve Account shall at the written direction of the Servicer be invested by the Trustee in Permitted Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any deposits to or withdrawals from the Reserve Account on or immediately prior to such Transfer Date, shall be invested to the extent practicable in Permitted Investments that will mature so that such funds will be available for withdrawal on or as close as possible to, but in any event no later than, the following Transfer Date. Reserve Account Investment Proceeds will be distributed as set forth in subsection 4.10(d).

(ii)       The Trustee shall maintain for the benefit of the Series 2004-1 Certificateholders possession of (1) the instruments or securities evidencing the Permitted Investments described in the definition thereof and (2) any statements, confirmations, records of account or other similar documents from any Person providing such documentation regarding any Permitted Investments described in the definition thereof not evidenced by instruments or securities, from the time of purchase thereof until the time of maturity.

(iii)      The Trustee shall hold each Permitted Investment made with funds deposited in the Reserve Account that constitute investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (i) such investment property at all times shall be credited to a securities account of the Trustee, (ii) all property credited to such securities account shall be treated as a financial asset, (iii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (vi) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), and (vii) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York. The Trustee shall maintain possession of each other Permitted Investment made with funds deposited in the Reserve Account in the State of Minnesota, separate and apart from all other property held by the Trustee. Notwithstanding any other provision of this Series Supplement, the Trustee shall not hold any Permitted Investment made with funds deposited in the Reserve Account through an agent except as expressly permitted by this Section 4.10. Each term used in this Section 4.10 and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

(d)        The Transferor shall on the Closing Date deposit in the Reserve Account an amount which is equal to: (a) with respect to the initial Funding Period, $1,049,750; and (b) with respect to any subsequent Funding Period, an amount equal to the product of (i) the Reserve Account Percentage, (ii) the Pre-Funded Amount on the first day of such Funding Period and (iii) a fraction, the numerator of which is the actual number of days in such Funding Period and the denominator of which is 360. Funds on deposit in the Reserve Account (after giving effect to any withdrawals from the Reserve Account) shall be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be deposited in the Collection Account and treated as Investment Earnings for application as Available Series 2004-1 Finance Charge Collections available to be applied pursuant to subsection 4.06(a) on the last Business Day of the preceding Monthly Period.

(e)        On or before each Transfer Date with respect to the Funding Period, the Trustee at the direction of the Servicer shall withdraw from the Reserve Account, an amount equal to the lesser of (a) the amount on deposit in the Reserve Account and (b) the excess, if any, of (i) the Covered Amount over (ii) the Pre-Funding Account Investment Proceeds earned since the Closing Date (in the case of the first Transfer Date) or the preceding Transfer Date (in the case of each subsequent Transfer Date), and the amount of such withdrawal shall be applied as if such amount were Available Series 2004-1 Finance Charge Collections available to be applied pursuant to subsection 4.06(a) on the last Business Day of the preceding Monthly Period.

(f)         Upon the termination of a Funding Period, all amounts on deposit in the Reserve Account (after giving effect to any withdrawal from the Reserve Account on such date as described above) shall be applied as if they were Available Series 2004-1 Finance Charge Collections available to be applied pursuant to subsection 4.06(a) on the last Business Day of the preceding Monthly Period.

SECTION 4.11.    Increases in Invested Amount.  The Transferor may on any Distribution Date relating to the applicable Funding Period increase the Invested Amount up to the Full Invested Amount to the extent (i) there are sufficient Principal Receivables in the Trust to permit such increase in the Investor Interest without causing a Pay Out Event to occur with respect to any outstanding Series and (ii) with respect to any Funding Period, the amount on deposit in the spread account (after any withdrawals and deposits with respect to such Distribution Date) with respect to each Pre-Funded Series of Notes issued by the Issuer related to such Funding Period shall be equal to or greater than the amount required to be on deposit in such spread account as of such Distribution Date pursuant to the indenture supplement related to such Series of Notes. Upon determining to increase the Investor Interest pursuant to this Section 4.11. the Transferor shall deliver to the Servicer, the Trustee, each Series Enhancer (as defined in the Indenture) and each Rating Agency an Officers’ Certificate on or prior to the related Determination Date specifying the amount of the increase in the Investor Interest the Transferor has determined to make and certifying that no Pay Out Event with respect to any outstanding Series will occur as a result of or in connection with such increase in the Invested Amount. Subject to receipt of such Officer’s Certificate by the Trustee, the Investor Interest shall be increased on the related Distribution Date by the amount specified in such Officers’ Certificate, whereupon the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account and pay to the Transferor an amount equal to the sum of the amount of such increase in the Investor Interest; provided, however, that with respect to the initial Funding Period, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account and (1) pay to the Indenture Trustee for application in accordance with the terms of (a) the Series 2004-1 Indenture Supplement an amount equal to the product of (i) such increase in the Investor Interest, multiplied by (ii) 0.30, multiplied by (iii) 0.02 (the “Series 2004-1 Deferred Initial Spread Account Amount”); and (b) the Series 2004-II Indenture Supplement an amount equal to the product of (i) such increase in the Investor Interest, multiplied by (ii) .70, multiplied by (iii) 0.03 (the “Series 2004-II Deferred Initial Spread Account Amount”); and (2) pay to the Transferor an amount equal to the balance of such increase in the Investor Interest.

SECTION 6.  Article V of the Agreement.  Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 2004-1 Certificate:

ARTICLE V

DISTRIBUTIONS AND REPORTS TO INVESTOR

CERTIFICATEHOLDERS

SECTION 5.01    Distributions.  On each Transfer Date, the Paying Agent shall distribute (in accordance with the certificate delivered by the Servicer to the Trustee pursuant to subsection 3.04(b)) to the Series 2004-1 Certificateholder the aggregate amount payable to the Series 2004-1 Certificateholder pursuant to Section 4.06 to the account of the Series 2004-1 Certificateholder, as specified in writing by the Series 2004-1 Certificateholder, in immediately available funds.

SECTION 5.02    Monthly Investor Certificateholder Statement.  On or before each Distribution Date, the Paying Agent shall forward to each Series 2004-1 Certificateholder a statement substantially in the form of Exhibit B to this Series 2004-1 Supplement prepared by the Servicer and delivered to the Trustee and the Paying Agent on the preceding Determination Date.

SECTION 7.  Series 2004-1 Pay Out Events.  If any one of the following events shall occur with respect to the Investor Certificates:

(a)       failure on the part of the Transferor or the Servicer (i) to make any payment or deposit required by the terms of the Agreement or this Series Supplement on or before the date occurring five days after the date such payment or deposit is required to be made or (ii) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement (including, without limitation, the covenant of the Transferor contained in Section 17 of this Series Supplement), which failure has a material adverse effect on the Series 2004-1 Certificateholders and which continues unremedied for a period of 35 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Series 2004-1 Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest, and continues to affect materially and adversely the interests of the Series 2004-1 Certificateholders;

(b)        any representation or warranty made by the Transferor in the Agreement or this Series Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 of the Agreement or 2.06 of the Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 35 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of the Series 2004-1 Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest, and (ii) as a result of which the interests of the Series 2004-1 Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Series 2004-1 Pay Out Event pursuant to this paragraph (b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

(c)        (i) the Transferor shall fail to convey Receivables arising under Additional Accounts to the Trust, in the manner and at the times required by subsection 2.06(a) of the Agreement or (ii) the total amount of Principal Receivables and the amount on deposit in the Pre-Funding Account, the Collection Account and the Principal Account shall be less than the Minimum Aggregate Principal Receivables;

(d)        any Servicer Default shall occur which would have a material adverse effect on the Series 2004-1 Certificateholders; or

(e)        failure on the part of the Servicer duly to observe or perform in any material respect any covenants or agreements of the Servicer set forth in this Series Supplement, which failure has a material adverse effect on the Series 2004-1 Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest, and continues to affect materially and adversely the interests of the Series 2004-1 Certificateholders provided, however, that a Series 2004-1 Pay Out Event pursuant to this subsection 7(e) shall not be deemed to have occurred hereunder if the Servicer has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, in accordance with Section 12 during such period in accordance with the provisions of this Series Supplement;

then, in the case of any event described in paragraphs (a), (b), (d) or (e), after the applicable grace period set forth in such subparagraphs, either the Trustee or Holders of Series 2004-1 Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Series 2004-1 Certificateholders) may declare that a pay out event (a “Series 2004-1 Pay Out Event”) has occurred as of the date of such notice, and in the case of any event described in paragraph (c), a Series 2004-1 Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Series 2004-1 Certificateholders immediately upon the occurrence of such event.

SECTION 8.    Series 2004-1 Termination.  The right of the Series 2004-1 Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series 2004-1 Termination Date.

SECTION 9.    Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 10.  Governing Law.  This Series Supplement shall be construed in accordance with the laws of the State of New York (without reference to conflict of law provisions which would require the application of the laws of any other jurisdiction) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.  Additional Representations and Warranties of the Transferor.  The Transferor hereby makes the following representations, warranties and covenants and agrees as follows:

(a)        the Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables described in Section 2.01 of the Agreement in favor of the Trustee, which security interest is prior to all other Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or which the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and for which the Transferor has set aside on its books adequate reserves with respect thereto), and is enforceable as such against creditors of and purchasers from such Transferor;

(b)        the Receivables constitute “accounts” within the meaning of the applicable UCC;

(c)        it owns and has good and marketable title to the Receivables free and clear of any Lien (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or which the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and for which the Transferor has set aside on its books adequate reserves with respect thereto), claim or encumbrance of any Person;

(d)        it has caused or will have caused, within ten days of the Agreement or the applicable Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Receivables granted to the Trustee under the Agreement; and

(e)        other than the security interest granted to the Trustee pursuant to the Agreement, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables; it has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to the Trustee under the Agreement or (ii) that has been terminated; it is not aware of any judgment or tax lien filings against it (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or which it is then contesting the validity thereof in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves with respect thereto).

SECTION 12. Additional Representations, Warranties and Covenants of the Servicer.  WFB, as initial Servicer, hereby makes, and any Successor Servicer by its appointment under the Agreement shall make (with appropriate modifications) the following representations, warranties and covenants and agrees as follows:

(a)        All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Series Supplement by the Servicer and the performance of the transactions contemplated by this Series Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

(b)        Rescission or Cancellation.  The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

(c)        Receivables Not To Be Evidenced by Promissory Notes.  Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by an instrument (as defined in the UCC as in effect in the State of Nebraska).

In the event of a breach of any of the representations, warranties or covenants of the Servicer set forth in subsection 12(b) or 12(c) hereof, and as a result of such breach the related Account becomes a Defaulted Account or the Trust’s rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then upon the expiration of 60 days from the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt of written notice of such event by the Servicer from the Trustee, each such Receivable shall be repurchased by the Servicer and removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii) of the Agreement; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

SECTION 13. Notices.

(a)        Within two Business Days after the Servicer or the Transferor has actual knowledge of any Servicer Default or the occurrence of a Pay Out Event or any event that with the giving of notice or the lapse of time (or both) would become a Servicer Default or a Pay Out Event, the Servicer or the Transferor, as applicable, shall give prompt written notice thereof to each Rating Agency.

(b)        The Trustee, the Transferor or the Servicer shall provide prompt written notice to each Rating Agency of any action, proceeding or investigation (with respect to the Trustee, of which a Responsible Officer shall have actual knowledge) that could have a material adverse effect on the Trust or the Trust estate (as they relate to Series 2004-1).

SECTION 14.  Non-Petition.  The Servicer, the Trustee and each Series 2004-1 Certificateholder, by accepting an interest in the Series 2004-1 Certificate, hereby covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor or join any other Person in instituting against the Trust or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust or the Transferor.

SECTION 15. Tax Treatment.  Notwithstanding any other express or implied agreement to the contrary, each of the Transferor and the Series 2004-1 Certificateholders are hereby deemed to agree that they may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction relating to the Issuer or the Series 2004-1 Certificate.

SECTION 16. No Further Series Supplements.  For so long as the Series 2004-1 Certificate is outstanding, each of the Transferor, the Servicer and the Trustee agree that they will not enter into a new Series Supplement to issue a new Series of Certificates from the Trust.

SECTION 17. Reassignment Terms.  The Series 2004-1 Certificate shall be subject to termination by the Transferor (so long as the Transferor is the Servicer or an Affiliate of the Servicer) at its option, in accordance with the terms specified in subsection 12.02 of the Agreement, on any Distribution Date on or after the Distribution Date on which the Investor Interest would be reduced to an amount less than or equal to 10% of the highest Investor Interest at any time. The deposit required in connection with any such termination and final distribution shall be equal to the unpaid Investor Interest through the day prior to the Distribution Date on which the final distribution occurs, after giving effect to any payments on such date, plus the Available Series 2004-1 Finance Charge Collections for such Distribution Date.

SECTION 18. Transfer of the Series 2004-1 Certificate.  After the Closing Date, the Series 2004-1 Certificate may not be sold, participated, transferred, assigned, exchanged or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Master Trust Trustee and the Owner Trustee of a Tax Opinion pursuant to the Agreement and a Tax Opinion (as defined in the Indenture), respectively, with respect thereto.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

WFB FUNDING, LLC, Transferor

By:	WFB Funding Corporation, its Managing Member

By:	/s/ Kevin Werts

	Name:	Kevin Werts
	Title:	Secretary & Treasurer

WORLD’S FOREMOST BANK, Servicer

By:	/s/ Kevin Werts

	Name:	Kevin Werts
	Title:	Secretary & Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Tamara Schultz-Fugh
	Name:	Tamara Schultz-Fugh
	Title:	Vice President

[2004-1 Series Supplement Signature Page]

EXHIBIT B

FORM OF MONTHLY PAYMENT INSTRUCTIONS AND

NOTIFICATION TO THE TRUSTEE

WORLD’S FOREMOST BANK

CABELA’S MASTER CREDIT CARD TRUST

Series 2004-1

The undersigned, a duly authorized representative of World’s Foremost Bank, (“WFB”), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of February 4, 2003 (as modified, supplemented and amended from time to time, the “Base Pooling and Servicing Agreement”), as supplemented by the Series 2004-1 Supplement, dated as of April 14, 2004 (the “Series Supplement” and, together with the Base Pooling and Servicing Agreement, the “Pooling and Servicing Agreement”), each by and among WFB, as Servicer, WFB Funding, LLC, as Transferor, and U.S. Bank National Association, as trustee (the “Trustee”), does hereby certify as follows:

A)	Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the “preceding Monthly Period” shall mean the Monthly Period immediately preceding the calendar month in which this notice is delivered. Unless otherwise specified, references herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement. This notice is delivered pursuant to Section 4.06 of the Pooling and Servicing Agreement.

B)	WFB is the Servicer under the Pooling and Servicing Agreement.

C)	The undersigned is a Servicing Officer.

D)	The date of this notice is a Determination Date under the Pooling and Servicing Agreement.

I.	INSTRUCTIONS TO MAKE WITHDRAWALS

Pursuant to subsection 3(a) of the Series Supplement and Section 4.06, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account and the Principal Account on                                 , which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsection 3(a) of the Series Supplement and Section 4.06 of the Pooling and Servicing Agreement:

A.	Pursuant to subsection 3 (a) of the Series Supplement:

	1.	Servicer Interchange	$

B.	Pursuant to subsection 4.06(b)(ii):

	1.	Amount to be treated as Shared Principal Collections	$

C.	Pursuant to subsection 4.06(b)(iii):

	1.	Amount to be paid to the Holder of the Transferor Interest	$

	2.	Unallocated Principal Collections	$

D.	Pursuant to subsection 4.06(c)(ii):

	1.	Amount to be paid to the Holder of the Transferor Interest	$

	2.	Unallocated Principal Collections	$

II.	INSTRUCTION TO MAKE CERTAIN PAYMENTS

Pursuant to Section 4.06, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.01 to the account of the Series 2004-1 Certificateholders on                                 , which date is a Transfer Date under the Pooling and Servicing Agreement, the amounts set forth below:

A.	Pursuant to subsection 4.06(a):

	1.	Amount of Available Series 2004-1 Finance Charge Collections to be distributed to the Series 2004-1 Certificateholders from the Finance Charge Account in accordance with Section 5.01:	$

B.	Pursuant to subsection 4.06(b)(i):

	1.	Amount of Available Series 2004-1 Principal Collections to be distributed to the Series 2004-1 Certificateholders from the Principal Account in accordance with Section 5.01:	$

C.	Pursuant to subsection 4.06(c)(i):

	1.	Amount to be distributed to the Series 2004-1 Certificateholders from the Principal Account in accordance with Section 5.01:	$

III.	NOTIFICATION TO MAKE WITHDRAWALS FROM THE PRE-FUNDING ACCOUNT:

Pursuant to Section 4.09(d), the Servicer hereby notifies the Trustee to make a withdrawal from the Pre-Funding Account on                                 , which date is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below, and deposit such amount into the Finance Charge Account:

A.	Pursuant to subsection 4.09(d):

	1.	Pre-Funding Account Investment Proceeds	$

Pursuant to Section 4.09(f), the Servicer hereby notifies the Trustee to make a withdrawal from the Pre-Funding Account on                         , which date is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below, and deposit such amount into the Note Trust Collection Account for application as Pre-Funding Proceeds:

B.	Pursuant to subsection 4.09(f):

	1.	Amounts to be treated as Pre-Funding Proceeds	$

Pursuant to Section 4.11, the Servicer hereby notifies the Trustee to make a withdrawal from the Pre-Funding Account on                     , which date is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below, and distribute such amounts to the Indenture Trustee and the Transferor, respectively, as set forth below:

C.	Pursuant to Section 4.11:

	1.	Withdrawal from Pre-Funding Account	$

	2.	Series 2004-I Deferred Initial Spread Account Amount paid to the Indenture Trustee	$

	3.	Series 2004-II Deferred Initial Spread Account Amount paid to the Indenture Trustee	$

	4.	Amounts paid to the Transferor	$

IV.	NOTIFICATION TO MAKE WITHDRAWALS FROM THE RESERVE ACCOUNT:

Pursuant to subsection 4.10(d), the Servicer hereby notifies the Trustee to make a withdrawal from the Reserve Account on                     , which is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below, and deposit such amount into the Collection Account:

A.	Pursuant to subsection 4.10(d):

	1.	Reserve Account Investment Proceeds	$

Pursuant to subsection 4.10(e), the Servicer hereby notifies the Trustee to make a withdrawal from the Reserve Account on                     , which is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below, and deposit such amount into the Collection Account:

B.	Pursuant to subsection 4.10(e):

	1.	Amount to be withdrawn from the Reserve Account	$

Pursuant to subsection 4.10(f), the Servicer hereby notifies the Trustee to make a withdrawal from the Reserve Account on                     , which date is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below, and deposit such amount into the Collection Account:

C.	Pursuant to subsection 4.10(f):

	1.	Amount to be withdrawn from the Reserve Account	$

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this        day of                         ,       .

WORLD’S FOREMOST BANK,
as Servicer

By:

Name:
Title:

EXHIBIT C

FORM OF MONTHLY CERTIFICATEHOLDERS’ STATEMENT

Series 2004-1

WORLD’S FOREMOST BANK

CABELA’S MASTER CREDIT CARD TRUST

Under Section 5.02 of the Amended and Restated Pooling and Servicing Agreement, dated as of February 4, 2003 (as modified, supplemented and amended from time to time, the “Base Pooling and Servicing Agreement”), as supplemented by the Series 2004-1 Supplement, dated as of April 14, 2004 (the “Series Supplement” and, together with the Base Pooling and Servicing Agreement, the “Pooling and Servicing Agreement”), each by and among World’s Foremost Bank (“WFB”), as Servicer, WFB Funding, LLC as Transferor, and U.S. Bank National Association, as trustee (the “Trustee”), WFB, as Servicer, is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Cabela’s Master Credit Card Trust (the “Trust”) during the previous month. The information which is required to be prepared with respect to the Distribution Date of                     ,        and with respect to the performance of the Trust during the month of                      ,        is set forth below. Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.	Information Regarding the Current Monthly Distribution

	1.	The amount of the current monthly distribution which constitutes Available Series 2004-1 Finance Charge Collections	$

	2.	The amount of the current monthly distribution which constitutes Available Series 2004-1 Principal Collections	$

	3.	Total	$

B.	Information Regarding the Performance of the Trust

	1.	Collection of Principal Receivables

		The aggregate amount of Collections on Principal Receivables processed during the preceding Monthly Period which were allocated to Series 2004-1	$

2.	Collection of Finance Charge Receivables

	The aggregate amount of Collections on Finance Charge Receivables processed during the preceding Monthly Period which were allocated to Series 2004-1		$

3.	Principal Receivables in the Trust

	(a)	The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the preceding Monthly Period	$

	(b)	The Investor Interest as of the last day of the preceding Monthly Period (the last day of the month)	$

	(c)	The Adjusted Investor Interest as of the end of the day on the last day of the related Monthly Period	$

	(d)	The Investor Interest set forth in paragraph 3(b) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 3(a) above	$

4.	Delinquent Balances The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the preceding Monthly Period:

	Aggregate Account Balance	Percentage of Total Receivables
(a) 30 – 59 days:	$	%
(b) 60 – 89 days:	$	%
(c) 90 – 119 days:	$	%
(d) 120 – 149 days:	$	%
(e) 150 or more days:	$	%
Total:	$	%

5.	Investor Default Amount

	The aggregate amount of all defaulted Principal Receivables written off as uncollectible during the preceding Monthly Period allocable to the Investor Interest (the “Aggregate Investor Default Amount”)		$

6.	Investor Servicing Fee

	(a)	The Investor Servicing Fee payable to the Servicer for the preceding Monthly Period	$

	(b)	The amount of the Certificateholder Servicing Fee payable by the Trust to the Servicer for the preceding Monthly Period	$

	(c)	The amount of Servicer Interchange payable by the Trust to the Servicer for the preceding Monthly Period	$

	(d)	Shortfall in payment of Investor Servicing Fee ((a)-(b+c))	$

7.	Reserve Account

	(a)	The Reserve Account balance as of the preceding Monthly Period	$

	(b)	Amounts withdrawn from the Reserve Account for the preceding Monthly Period	$

8.	Pre-Funding Account

	(a)	Pre-Funded Amount as of the beginning of the preceding Monthly Period	$

	(b)	Increase in Investor Interest during the preceding Monthly Period	$

	(c)	Pre Funded Amount as of end of the preceding Monthly Period ((a) – (b))	$

WORLD’S FOREMOST BANK,
as Servicer

By:

Name:
Title:

Schedule 1 - to Monthly

Servicer’s Certificate

with respect to the

Series 2004-1 Certificate

WORLD’S FOREMOST BANK

CABELA’S MASTER CREDIT CARD TRUST, Series 2004-1

1.	The aggregate amount of the Investor Percentage of Collections of Principal Receivables	$

2.	The aggregate amount of the Investor Percentage of Collections of Finance Charge Receivables (excluding Interchange)	$

3.	The aggregate amount of Interchange to be deposited in the Finance Charge Account	$

4.	Amount of Servicer Interchange paid to the Servicer	$

5.	The aggregate amount of funds on deposit in the Finance Charge Account allocable to the 2004-1 Certificate	$

6.	The aggregate amount of funds on deposit in the Principal Account allocable to the Series 2004-1 Certificate	$

7.	The amount of Available Series 2004-1 Finance Charge Collections payable to the holder of the Series 2004-1 Certificate	$

	(a) Principal Account Investment Proceeds	$

	(b) Finance Charge Account Investment Proceeds	$

	(c) Pre-Funding Account Investment Proceeds	$

	(d) Reserve Account Investment Proceeds	$

	(e) Amounts withdrawn from the Reserve Account	$

8.	The amount of Available Series 2004-1 Principal Collections	$

9.	The amount of principal payable to the holder of the Series 2004-1 Certificate	$

10.	The sum of all amounts payable to the holder of the Series 2004-1 Certificate	$

11.	To the knowledge of the undersigned, no Series 2004-1 Pay Out Event or Trust Pay Out Event has occurred except as described below:

[If applicable, insert “None.”]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this        day of                 , 2004.

WORLD’S FOREMOST BANK,
as Servicer

By:

Name:

Title: